TERM ASSIGNMENT

      UHC PETROLEUM CORPORATION, ("Assignor"), whose mailing address is P. O. Box 1956, Cleburne, Texas 76033, is the present owner of certain oil and gas leasehold rights covering lands in Edwards County, Texas, as described in Exhibit "A," attached hereto and by reference made a part hereof insofar as they cover the depths described in Exhibit "A", hereinafter referred to as the "Lands," held under the terms of the Oil and Gas Leases insofar and only insofar as same are described in Exhibit "A," hereinafter referred to as the "Leases."

      DOMINION OKLAHOMA TEXAS EXPLORATION & PRODUCTION, INC., ("Assignee"), whose mailing address is 14000 Quail Springs Parkway, Suite 600, Oklahoma City, Oklahoma 73134, desires to purchase an assignment of the oil and gas leasehold rights as to the Lands and Leases.

      For and in consideration of the premises and the sum of Ten Dollars ($10.00) cash paid by Assignee and other good and valuable consideration, including covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee hereby agree to the following terms and conditions:

      1.    CONVEYANCE OF LEASES

            Assignor does hereby transfer, assign and convey, without warranty, express or implied, unto Assignee, its successors and assigns, 85.0% of Assignor's right, title and interest in and to the Leases insofar as they cover the Lands described in Exhibit "A" as to all depths below 2000' below the surface, and Assignor reserves all of its interest in the Leases insofar as they cover depths above 2000'.

      2.    OVERRIDING ROYALTIES

            Assignor reserves an overriding royalty interest equal to the difference between 26% and existing leasehold burdens (inclusive of the landowner's royalty) determined on a lease-by-lease basis, it being the intent of this Assignment that Assignor convey to Assignee a net revenue interest of 74.0% in the Leases and Lands. The production produced attributable to the overriding royalty interest retained by UHC may be taken in "kind" at the option of UHC. Any reserved overriding royalty interest is subject to proportionate reduction as set out in paragraph 12, below. Further, any reserved overriding royalty interest shall be free of development, production and operating expenses, but shall bear its proportionate share of post-production costs incurred by Assignee (including without limitation all costs associated with compressing, processing, separating, treating, dehydrating, gathering, pipelines, transporting and marketing) as well as its proportionate share of all ad valorem, production, severance, excise and all other taxes assessed against the production subject to such overriding royalty interest.

      3.    NO WARRANTY OR REPRESENTATIONS

            THIS ASSIGNMENT IS EXECUTED WITHOUT WARRANTY OF TITLE, EITHER EXPRESS OR IMPLIED, WITHOUT ANY EXPRESS OR IMPLIED WARRANTY OR REPRESENTATION AS TO THE MERCHANTABILITY OF ANY OF THE EQUIPMENT OR PERSONAL PROPERTY, IF ANY, OR ITS FITNESS FOR ANY PURPOSE AND WITHOUT ANY OTHER EXPRESS OR IMPLIED WARRANTY OR REPRESENTATION WHATSOEVER.

      4.    TERM

            Subject to the other provisions herein contained, this Assignment shall be for a term of two (2) years after the effective date (the "Primary Term"), and so long thereafter as oil, gas or associated hydrocarbons are produced in paying quantities from the Lands, or on lands pooled therewith, or there is a shut-in gas well capable of producing gas in paying quantities on the Lands, or on lands pooled therewith.

      5.    CONTINUOUS DEVELOPMENT

            In addition to and notwithstanding any other provision herein, this Assignment shall not terminate in whole or in part, regardless of whether production of oil or gas has been established from the Lands at the end of the Primary Term so long as Assignee is engaged in Continuous Drilling Operations on the Lands. "Continuous Drilling Operations" as used herein shall mean the drilling of wells without more than 180 days elapsing between the completion of one well and the commencement of actual drilling of the next well, "completion" being the date a well is either plugged and abandoned or completed as set out in the official State form. The actual drilling of the first such well must be commenced on or before the end of the Primary Term. Provided, if Assignee is prevented from commencing operations on any well due to rig availability, competent crew availability, permitting delays caused by any governmental authority, weather or other conditions beyond Assignee's control, then the Primary Term, if operations for the initial well are affected, or the 180-day period, if operations for a subsequent well are affected, will be suspended until such condition has been removed.

      6.    REASSIGNMENT

            At the conclusion of Assignee's Continuous Drilling Operations, or at the end of the Primary Term if Assignee is not then engaged in Continuous Drilling Operations, Assignee will reassign to Assignor all leasehold rights assigned hereby less and except (i) all rights in wells drilled by or on behalf of Assignee during this Term Assignment and (ii) all rights in 320 acres attributable to each well drilled by or on behalf of Assignee during this Term Assignment as designated and platted by Assignee.

      7.    SUBSTITUTE WELLS

            If, during the drilling of any well by or on behalf of Assignee during this Term Assignment, the hole is lost or junked before reaching the objective depth, or if Assignee encounters conditions in the hole that render further drilling or completion impractical, Assignee may drill a substitute well if operations for such substitute well are commenced within 60 days after abandonment of the unsuccessful operations.

      8.    AGREEMENTS TO WHICH ASSIGNMENT IS SUBJECT

            This Assignment is subject to all agreements of record affecting the Lands.

      9.    INDEMNIFICATION

            ASSIGNEE AGREES TO DEFEND, PROTECT AND INDEMNIFY, AND HOLD HARMLESS ASSIGNOR , ITS EMPLOYEES AND AGENTS, FROM AND AGAINST EACH AND EVERY CLAIM, DEMAND, ACTIONS, CAUSE OF ACTION, OR LAWSUIT, AND ANY LIABILITY, COST, EXPENSE, PENALTY, DAMAGE, OR LOSS, INCLUDING COURT COSTS AND ATTORNEY'S FEES, THAT MAY BE ASSERTED AGAINST ASSIGNOR OR ASSIGNEE BY ANY THIRD PARTY, INCLUDING ASSIGNEE'S EMPLOYEES AND AGENTS, AND GOVERNMENTAL AGENCIES, ARISING FROM OR AN ACCOUNT OF ANY OPERATIONS CONDUCTED ON THE LANDS HEREUNDER BY ASSIGNEE, OR FOR THE BENEFIT OF ASSIGNEE.

            ASSIGNOR AGREES TO DEFEND, PROTECT AND INDEMNIFY, AND HOLD HARMLESS ASSIGNEE, ITS EMPLOYEES AND AGENTS, FROM AND AGAINST EACH AND EVERY CLAIM, DEMAND, ACTIONS, CAUSE OF ACTION, OR LAWSUIT, AND ANY LIABILITY, COST, EXPENSE, PENALTY, DAMAGE, OR LOSS, INCLUDING COURT COSTS AND ATTORNEY'S FEES, THAT MAY BE ASSERTED AGAINST ASSIGNEE OR ASSIGNOR BY ANY THIRD PARTY, INCLUDING ASSIGNOR'S EMPLOYEES AND AGENTS, AND GOVERNMENTAL AGENCIES, ARISING FROM OR AN ACCOUNT OF ANY OPERATIONS CONDUCTED ON THE LANDS HEREUNDER BY ASSIGNOR, OR FOR THE BENEFIT OF ASSIGNOR.

      10.   COMPLIANCE WITH LAWS

            Assignee shall observe, perform and comply with the terms, provisions, covenants and conditions, express or implied, of the Leases and with all laws, rules, regulations and orders, both State and Federal, applicable to ownership and enjoyment of the rights herein assigned.

      11.   RESPONSIBILITY FOR PLUGGING

            Assignee agrees to accept full responsibility for the plugging and abandonment and restoration and remediation of all wells located on the Lands drilled by Assignee or on behalf of Assignee and agrees to comply with all the requirements of the Leases and of the State of Texas, including the rules and regulations of the Texas Railroad Commission or successor regulatory body, in effect at the time any well is plugged.

      12.   PROPORTIONATE REDUCTION

            This Assignment is made without express or implied warranty of any kind; provided however, if a lease covers less interest than the entire fee simple mineral estate in the oil and gas in the Lands embraced therein, or if Assignor hereby conveys less than the full leasehold estate in a lease as to the Lands embraced therein, then the overriding royalties reserved in such lease under the terms of this Assignment shall be reduced proportionately.

      13.   TAXES

            Assignor shall be responsible for the payment of all ad valorem or other similar property taxes, if any, prior to the effective date of this Assignment and Assignee shall be so responsible thereafter, except as to applicable gross production and severance taxes assessed against Assignor's overriding royalty interest.

      14.   RELATIONSHIP OF THE PARTIES

            This Assignment is not intended to create, and nothing herein shall be construed to create an association, a trust, a joint venture, a mining partnership, or other partnership or entity of any kind.

         IN WITNESS WHEREOF, this Assignment effective as of the 13th day of April, 2005 (to be completed at closing).

                        ASSIGNOR:

                        UHC PETROLEUM CORPORATION


                        By: /s/ Walter G. Mize
                           --------------------------------
                                Walter G. Mize, President


                        ASSIGNEE:

                        DOMINION OKLAHOMA TEXAS
                        EXPLORATION & PRODUCTION, INC.


                        By: /s/ J. C. Welch
                            ----------------------------------------
                                J. C. Welch, Attorney in Fact

                                 ACKNOWLEDGMENTS

STATE OF TEXAS      )
                    )
COUNTY OF JOHSON    )

      The foregoing instrument was acknowledged before me on 13, April 2005, by Walter G. Mize, President of UHC Petroleum Corporation, a Texas corporation, or behalf of said corporation.

My commission expires:

Stamp (unreadable)                          /s/ Barbara L. Broadus
                                            ------------------------------------
                                                   Notary Public

STATE OF OKLAHOMA   )
                    )
COUNTY OF OKLAHOMA  )

      The foregoing instrument was acknowledged before me on 20, April 2005, by
J. C. Welch, Attorney in Fact for Dominion Oklahoma Texas Exploration & Production, Inc. a Delaware corporation, on behalf of said corporation.

My commission expires:

Stamp:  Eloise E. Olsen                     /s/ Eloise E. Olsen
                                            ------------------------------------
        Notary Public                          Notary Public 01019159
        Comm. Exp. 12-14-2006
        State of Oklahoma
        Oklahoma County

                                   EXHIBIT "A"

Attached hereto and made a part of that certain Term Assignment from UHC Petroleum Corporation, Assignor, to Dominion Oklahoma Texas Exploration & Production, Inc., Assignee, effective April 13, 2005.

Lease No. 1.
------------
Lessor:        Roswell G. Wardlaw, Less Shanklin Wardlaw and Less Wardlaw Tice
Lessee:        Heritage West Corporation
Date:          September 1, 1981
Recorded:      Book Z-32, Page 463, Miscellaneous Records, Edwards County, Texas

Description of Lands: 427.75 acres of land, more or less, being the North 427.75 acres of Survey 170, Abstract 2197, CCSD & RGNG RR Co. Survey, Edwards County, Texas.

Lease No. 2.
------------
Lessor:        Louis J. Wardlaw, II
Lessee:        Heritage West Corporation
Date:          September 1, 1981
Recorded:      Book Z-32, Page 432, Miscellaneous Records, Edwards County, Texas

Description of Lands: 1,676.50.00 acres of land, more or less, situated in Edwards County, Texas, and described as follows:

SURVEY            ABSTRACT        CERTIFICATE      ORIGINAL GRANTEE         ACRES
--------------------------------------------------------------------------------
S 225.25 ac.        2197          605              CCSD & RGNG Ry. Co.       225.25
of Survey 170
S 231.25 ac.         759          605              CCSD & RGNG Ry. Co.       231.25
of Survey 169
79 - All             934          4/1836           G.C. & S.F. Ry. Co.       640.00
80, Blk.B           2923          4/1836           G.C. & S.F. Ry. Co.       580.00

Lease No. 3.
------------
Lessor:        Sutton W. Wardlaw 1978 Trust
Lessee:        Heritage West Corporation
Date:          September 1, 1981
Recorded:      Book Z-32, Page 448, Miscellaneous Records, Edwards County, Texas

Description of Lands: 1,600.00 acres of land, more or less, situated in Edwards County, Texas, and described as follows:

SURVEY            ABSTRACT        CERTIFICATE      ORIGINAL GRANTEE         ACRES
--------------------------------------------------------------------------------
5 - all              884          4/1732            G.C. & S.F. Ry. Co.       640.00
6 - all             2037          4/1732            G.C. & S.F. Ry. Co.       640.00
8 - N/4             2102          4/1732            G.C. & S.F. Ry. Co.       160.00
9 - N/4              886          4/1732            G.C. & S.F. Ry. Co.       160.00

Lease No. 4.
------------
Lessor:        L. J. Wardlaw Estate
Lessee:        Heritage West Corporation
Date:          September 1, 1981
Recorded:      Book Z-32, Page 417, Miscellaneous Records, Edwards County, Texas

Description of Lands: 4,160.00 acres of land, more or less, situated in Edwards County, Texas, and described as follows:


SURVEY            ABSTRACT        CERTIFICATE      ORIGINAL GRANTEE         ACRES
--------------------------------------------------------------------------------
7 - all              885          4/1733            G.C. & S.F. Ry. Co.       640.00
8 - S 3/4           2101          4/1733            G.C. & S.F. Ry. Co.       480.00
9 - S 3/4            886          4/1734            G.C. & S.F. Ry. Co.       480.00
12 - all            2352          4/1735            G.C. & S.F. Ry. Co.       640.00
13 - all             888          4/1736            G.C. & S.F. Ry. Co.       640.00
14 - all            2252          4/1736            G.C. & S.F. Ry. Co.       640.00
15 - all             889          4/1737            G.C. & S.F. Ry. Co.       640.00